Exhibit 4.2

FORM OF

DIRECTOR STOCK OPTION AGREEMENT


     Pursuant to the Unilab Corporation Non-
Employee Directors Stock Plan (the "Plan"), this Stock
Option Agreement (the "Agreement") is made as of _____________________, 199__, between Unilab
Corporation, a Delaware corporation (hereinafter called the "Corporation"), and
____________________________________, a director
of the Corporation (hereinafter called the "Option
Holder").

     Capitalized terms used but not defined herein have the meaning set forth in the Plan.

     1. Grant of Option. In accordance with the terms of the Plan, the Corporation hereby grants to the Option Holder the right and option, hereinafter called the "Option," to purchase an aggregate of _____________ (___________) shares (the "Shares")
of the Corporation's $0.01 par value common stock
(such number being subject to adjustment as provided in Section 7 hereof), on the terms and conditions set forth in this Agreement and in the Plan.
______________ shares are granted in connection with Option Holder's service as a Board committee member and ____________ shares are granted in connection with Option Holder's service as Chairman of a Board committee. Such Option shall vest as follows: Fifty
(50%) Percent of the Option herein granted (for up to ___________ shares) shall vest and may be exercised on or after the date hereof, and the remaining Fifty
(50%) Percent of the Option herein granted (for up to __________ shares) shall vest and may be exercised on or after ______________, 19__ (unless terminated earlier pursuant to Section 6 hereof); provided, however, that no Shares which are received upon exercise of the Option may be sold or otherwise disposed of until six months and one day after the later of (i) the date of grant of the Option or (ii) the date on which the Plan is approved by the Corporation's stockholders, unless such sale or disposition may be made without violating Rule 16b-3 under the Securities
Exchange Act of 1934, as amended (the "Act").

     2.   Purchase Price.  The purchase price of
the Shares covered by the Option shall be ________________________ dollars ($_______) per
Share.

     3.   Term of Option.  Subject to Section 8
hereof, the Option granted hereby shall be exercisable in whole or in part in accordance with Section 1. The
Option Holder's right to exercise the aforementioned
Option shall expire ten (10) years from the date hereof.
Unless terminated earlier pursuant to Section 6 hereof, any Option not exercised within such time specified from the date hereof shall terminate.

     4. Transferability. The Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution and (ii) with the written consent of the Committee to parents, siblings, spouses or children of the Option Holder or to any trust or similar device intended for any of such persons' respective benefit (a "Permitted Transferee"); provided, however, that in no event shall a transfer be allowed if such transfer would cause the Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Act, or would cause the Option Holder to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder. The Option may be exercised, during the lifetime of the Option Holder, only by the Option
Holder or a Permitted Transferee.  More particularly
(but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided herein), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     5.   Disclosure and Risk.  The Option Holder
represents and warrants to the Corporation as follows:

     (a)  The Shares will be acquired by the Option
     Holder for the Option Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the
     "Securities Act").

     (b)  As of the date of the grant and of
     exercise, because of his or her position with the Corporation, and as a result of inquiries made by him or her and information furnished to him or her by the Corporation, Option Holder has and will have all information necessary for him or her to make an informed investment decision.

     Each certificate representing the Shares shall, if applicable, be endorsed with the following or a substantially similar legend:

     "THE SECURITIES EVIDENCED BY
     THIS CERTIFICATE HAVE NOT
     BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS
     AMENDED (THE 'SECURITIES
     ACT'), AND MAY NOT BE SOLD,
     TRANSFERRED, ASSIGNED OR
     HYPOTHECATED UNLESS THERE
     IS AN EFFECTIVE REGISTRATION
     STATEMENT UNDER SUCH ACT
     COVERING SUCH SECURITIES, OR
     THE CORPORATION RECEIVES AN
     OPINION OF COUNSEL FOR THE
     HOLDER OF THESE SECURITIES,
     REASONABLY SATISFACTORY TO
     THE CORPORATION, STATING
     THAT SUCH SALE, TRANSFER,
     ASSIGNMENT OR
     HYPOTHECATION MAY BE MADE
     PURSUANT TO RULE 144,
     PROMULGATED UNDER THE
     SECURITIES ACT, OR IS
     OTHERWISE EXEMPT FROM THE
     REGISTRATION AND PROSPECTUS
     DELIVERY REQUIREMENTS OF
     SUCH ACT AND APPLICABLE
     STATE SECURITIES LAWS."

     The Corporation need not allow a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied. The Corporation may also instruct its transfer agent not to allow the transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied.

     Any legend endorsed on a certificate pursuant to the foregoing language and the stop transfer instructions with respect to such Shares shall be removed and the Corporation shall promptly issue a certificate without such legend to the holder thereof if the Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities
Act is available or if the holder provides the Corporation with an opinion of counsel for such holder of the Shares reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration.

     6.   Termination of Service.

     (a) General Rule. Except as provided in the Plan and this Section 6, in the event that the Option
Holder shall cease to be a director of the Corporation for any reason whatsoever, the Option may be exercised by the person holding the Option (to the extent of the Option held and the extent that such Option was vested as of the date the Option Holder ceases to be a director of the Corporation) at any time until the first anniversary of the date on which the Option Holder ceased to be a director of the Corporation (subject to Section 3 hereof), at which time the Option shall terminate. So long as the Option Holder shall continue to be a director of the Corporation, the Option shall not be affected by any change of duties or position of the Option Holder.

     (b)  Death, Disability, Retirement or Change
In Control. Any portion of the Option which is not yet vested will fully vest and become exercisable by the person holding the Option (to the extent of the Option held) if the Option Holder ceases to be a director of the Corporation due to death, Disability or Retirement. In addition, any portion of the Option which is not yet vested will vest and become exercisable by the person holding the Option (to the extent of the Option held) in the event of a Change in Control while the Option
Holder is a director of the Corporation.

     In the event of the death of the Option Holder after the Option Holder ceases to be a director of the Corporation, if such death occurs before the Option is exercised, the Option held by the Option Holder or a Permitted Transferee as the case may be on the date the Option Holder ceased to be a director of the Corporation, shall be exercisable by the Option Holder's
Designated Beneficiary (or if no Designated
Beneficiary shall be appointed or if the Designated
Beneficiary shall predecease the Option Holder, by the Option Holder's personal representatives, heirs or legatees) or by a Permitted Transferee as the case may be (to the extent of the Option held) to the same extent such Option was exercisable by the Option Holder or Permitted Transferee on the date the Option Holder ceased to be a director of the Corporation.

     7. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, separation, spin-off, reorganization, liquidation, reclassification or the like, occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Shares or Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if the Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Section 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and all such stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations, reclassifications and the like. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares. In no event shall any adjustments be made to the Option as a result of the issuance or redemption of securities of the Corporation for cash or other consideration, or upon the exercise of any conversion rights of any securities of the Corporation.

     8.   Method of Exercising Option.  Subject
to the terms and conditions of the Plan and this Agreement, the Option may be exercised by written notice to the Secretary of the Corporation, at its principal office or such other location as may be designated by the Secretary of the Corporation. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The notice of election shall be accompanied by a copy of this Agreement and payment by check or bank draft of the full purchase price for the Shares being purchased.

     Notwithstanding the foregoing, the Board may establish procedures which shall permit the purchase price to be paid, in whole or in part, by delivery of Shares which have been owned by the person exercising the Option for at least six months prior to the date of exercise, in which event any Shares so delivered shall be valued at their Market Value on the date of exercise of the Option. However, until such time as such procedures are established, the purchase price may only be paid by check or bank draft.

     The Corporation shall deliver a certificate or certificates representing Shares as soon as practicable after the notice of election has been received. In the event the Option shall be exercised by any person or persons other than the Option Holder, the notice of election shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     9.   Compliance With Section 16(b) of the
Act.  It is the intent of the Corporation and Option
Holder that the Plan, this Agreement and the Option granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Section
16(b) of the Act and Rule 16b-3 thereunder, so that Option Holders and Permitted Transferees will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan, this Agreement or the Option would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to persons who are or may be subject to Section 16 of the Act.

     10.  Optionee Not a Shareholder.  The Option
Holder or a Permitted Transferee under this Option, as such, shall not be entitled by any reason of this Option to any rights whatsoever as a shareholder of the Corporation. In addition, the Option Holder or a Permitted Transferee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the Option until the date a stock certificate is issued to the Option Holder or a Permitted Transferee representing such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     11. Tax Withholding. It shall be a condition to the obligation of the Corporation to issue Shares upon exercise of the Option, that the person exercising the Option pay to the Corporation, upon its demand, such amount, if any, as may be requested by the Corporation for the purpose of satisfying any liability to withhold Federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Corporation may refuse to issue shares of Common
Stock.

     12.  General Provisions.

     (a) The Corporation shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all fees and expenses necessarily incurred by the Corporation in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the reasonable opinion of counsel for the Corporation, are applicable thereto.

     (b)  To the extent not preempted by Federal
     law, the Plan and this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     (c) Notices required or permitted to be made under this Agreement shall be sufficiently made if personally delivered to the Option Holder or a Permitted Transferee or sent by regular mail addressed (a) to the Option Holder or a Permitted Transferee at the Option Holder's or
     Permitted Transferee's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked "Attention:
     Compensation Committee."

     (d)  The Plan and this Agreement sets forth
     the entire agreement of the parties concerning the subject matter hereto, and no other representations or warranties, express or implied, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

     (e) The waiver by either party of a breach of any term or provision of the Plan or this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of the Plan or this Agreement.

     (f)  The headings in this Agreement are
     solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (g)  In the event that any provision of the
     Plan or this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or this Agreement, and the Plan or this Agreement as the case may be shall be construed and enforced as if the illegal or invalid provision had not been included.

     (h)  Except as expressly provided for in the
     Plan or this Agreement, no Option Holder or other person shall have any claim or right to be granted an Option or Shares under the Plan.
     Neither the Plan nor this Agreement shall be construed as giving the Option Holder any right to be retained in the service of the Corporation.

     13.  Plan Incorporation.  This Agreement and
this Option are subject to, and the Corporation and the Option Holder agree to be bound by, the terms and conditions of this Agreement and all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms. The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein.

     14.  Acknowledgment.  The Option Holder
hereby acknowledges receipt of a copy of the Plan.

     IN WITNESS WHEREOF, the Corporation has
caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Option Holder has hereunto executed this Agreement, all as of the day and year first above written.


                              OPTION HOLDER




                              Name:
                              Address:



                              UNILAB CORPORATION



                              By:
                              Name:
                              Title: